                                                                    Exhibit 23.1

                         CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the  incorporation  by reference in Registration  Statement
Nos.  333-119748,  333-104148  and  333-86976  on Form  S-3 and in  Registration
Statement Nos. 333-73456,  333-61313, 333-26589, 333-14687 and 333-10059 on Form
S-8 of The Quigley  Corporation  (the  "Registration  StatementS") of our report dated  February 20, 2004 relating to the audited  financial  statements of JoEL,
Inc.  as of and for the year ended  December  31,  2003,  which  appears in this
Current Report on Form 8-K/A of The Quigley Corporation.

/s/ McKONLY & ASBURY, LLP
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McKONLY & ASBURY, LLP
Lancaster, PA

December 17, 2004